Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Heritage Insurance Holdings, Inc. of our report dated March 9, 2021 relating to the financial statements of Heritage Insurance Holdings, Inc. for the year ended December 31, 2020, which report appears in the Form S-3 dated March 10, 2021. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of the registration statement.

/s/ Plante & Moran, PLLC

East Lansing, MI

March 10, 2021